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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG AB

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-31076) and Form S-3 (File No. 40936) of Private Media Group, Inc. of our report dated April 10, 2001, with respect to the consolidated financial statements of Private Media Group, Inc. included in this Annual Report (Form 10-KSB) as of December 31, 2000 and for each of the two years in the period ended December 31, 2000.

Stockholm, Sweden
April 16, 2001

Ernst & Young AB


/s/ Tom Bjorklund